Exhibit 99.1

Equinix Reports Fourth Quarter And Full Year 2021 Results

Delivers Record Quarterly Bookings as Industry Analyst Predicts More Than Half of the Global Economy Will Be Based on or Influenced by Digital in 2022(1)

REDWOOD CITY, Calif., Feb. 16, 2022 /PRNewswire/ --

  2021 annual revenues increased 11% year-over-year on an as-reported basis and 8% on a normalized and constant currency basis to $6.6 billion
  Q4 represents the company's 76th consecutive quarter of revenue growth
  Delivered record channel bookings in Q4, accounting for 40% of total bookings and nearly 60% of new logos
  Significant milestone in the quarter included expansion into Africa through the agreement to acquire MainOne

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company™, today reported results for the quarter and year ended December 31, 2021. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

(1)	"IDC FutureScape Highlights the Critical Transformations Enterprises Must Pursue to Compete in a Digital-First World," IDC press release, Oct. 26, 2021.

2021 Results Summary

  Revenues
    $6.636 billion, an 11% increase over the previous year on an as-reported basis or 8% on a normalized and constant currency basis
  Operating Income
    $1.108 billion, a 5% increase from the previous year, and an operating margin of 17%, largely due to strong operating performance and lower acquisition costs offset in part by increased investments to support the expanded scale and reach of the business
  Adjusted EBITDA
    $3.144 billion, a 47% adjusted EBITDA margin
    Includes $15 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $500 million, a 35% increase from the previous year, primarily due to lower interest expense and debt extinguishment costs related to balance sheet refinancing initiatives
    $5.53 per share, a 32% increase from the previous year
  AFFO and AFFO per Share
    $2.451 billion, a 12% increase over the previous year or 10% on a normalized and constant currency basis
    $27.11 per share, a 9% increase over the previous year on both an as-reported and normalized and constant currency basis
    Includes $15 million of integration costs

2022 Annual Guidance Summary

  Revenues
    $7.202 - $7.252 billion, a 9% increase over the previous year or a normalized and constant currency increase of 9 - 10%
  Adjusted EBITDA
    $3.307 - $3.337 billion, a 46% adjusted EBITDA margin
    Absorbs higher utilities expense partially offset by operational efficiencies
    Assumes $20 million of integration costs
  AFFO and AFFO per Share
    $2.646 - $2.676 billion, an increase of 8 - 9% over the previous year or a normalized and constant currency increase of 8 - 10%
    $28.87 - $29.20 per share, an increase of 6 - 8% over the previous year or a normalized and constant currency increase of 7 - 8%. This guidance excludes any capital market activities the company may undertake in the future
    Assumes $20 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote
Charles Meyers, President and CEO, Equinix:

"Businesses globally continue to prioritize digital transformation as a foundational source of competitive advantage. While achieving our 76th consecutive quarter of top-line growth in 2021, Equinix also made significant progress in scaling and transforming our data center business and in accelerating our digital services portfolio to deliver on the promise of physical infrastructure at software speed. As we enter 2022, the underlying performance of our business is exceptionally strong, and we remain well positioned to deliver against our long-term targets and strengthen our position as the world's digital infrastructure company."

Business Highlights

  Equinix continued to expand the reach of its global platform which now encompasses 240 data centers across 66 metros in 27 countries:

    In December, Equinix announced its expansion into Africa through its intended acquisition of MainOne, a leading West African data center and connectivity solutions provider with operations in Nigeria, Ghana and Côte d'Ivoire. The transaction, which marks the first step in Equinix's long-term strategy to become a leading provider of carrier-neutral digital infrastructure services in Africa, is expected to close in early Q2, subject to the satisfaction of customary closing conditions including the requisite regulatory approvals.

    In October, Equinix announced an agreement to form a new $575 million joint venture with PGIM Real Estate to extend its xScale™data center program into Australia, and in January Equinix announced the signing of an agreement to form a $525 million joint venture with GIC to develop and operate two xScale data centers in Seoul, Korea. These new joint ventures will bring the global xScale data center portfolio to more than $8 billion across 36 facilities when fully built out.

    Equinix continued to organically expand its market-leading footprint with 41 major projects underway across 28 metros in 19 countries, representing over 20,000 cabinets of retail colocation space and over 80 megawatts of xScale capacity. New expansions announced today include 17 projects across the Bordeaux, Calgary, Dubai, Frankfurt, Kamloops, Los Angeles, Osaka, Paris, Salalah, Singapore, Sofia, São Paulo, Toronto and Washington, D.C. metro areas.

    As Equinix increased its global footprint, and as businesses continued to leverage the benefits of Equinix's globally consistent platform for their digital infrastructure, revenues from customers deployed across multiple regions now account for 75% of Equinix total revenue.

  As businesses increasingly seek to create a digital infrastructure that enables physical infrastructure at software speed, customers are embracing a broader set of digital services across the Equinix portfolio, including Equinix Fabric™, Equinix Metal™ and Network Edge, to seamlessly integrate cloud-based workloads and private infrastructure. Currently, one-third of Equinix's more than 10,000 customers are now utilizing the company's Equinix Fabric service, which enables customers to connect digital infrastructure and services on demand via secure, software-defined interconnection.

  Equinix continued the growth of its indirect selling initiatives, with channel sales delivering a record quarter to close the year, accounting for 40% of Q4 bookings and nearly 60% of new logos in the quarter. Wins were across a wide range of industry verticals and use cases, with continued strength from strategic partners including AT&T, Cisco, Dell, Google and Microsoft.

  Throughout Q4 and 2021, Equinix made significant advancements in the company's ambitious ESG goals:

    In December, Equinix announced its participation in a consortium of seven companies to develop low-carbon fuel cells to power data centers. The project is part of the company's effort to prioritize and support the development of clean, sustainable and renewable power solutions for application across the data center industry, while also supporting its own sustainability agenda that targets climate neutrality by 2030.

    Equinix recently received a perfect score from the Human Rights Campaign Foundation's 2022 Corporate Equality Index, an annual assessment of LGBTQ+ workplace equality. The company was also ranked #1 in Real Estate in JUST Capital's 2022 ranking of America's most "just" companies.

COVID-19 Update

Many of Equinix's International Business Exchange™ (IBX®) and xScale data centers have been identified as "essential businesses" or "critical infrastructure" by local governments for purposes of remaining open during the ongoing COVID-19 pandemic, and all data centers remain operational at the time of filing of this press release. Precautionary measures have been implemented during the COVID-19 pandemic to minimize the risk of operational impact and to protect the health and safety of employees, customers, partners and communities.

Looking ahead, the full impact of the COVID-19 pandemic on the company's financial condition or results of operations remains uncertain and will depend on a number of factors, including its impact on Equinix customers, partners and vendors and the impact on, and functioning of, the global financial markets. The company's past results may not be indicative of future performance, and historical trends may differ materially. Additional information pertaining to the impact of the COVID-19 pandemic on Equinix and the company's response thereto will be provided in the upcoming Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2021.

Business Outlook

For the first quarter of 2022, Equinix expects revenues to range between $1.726 and $1.746 billion, an increase of 2% quarter-over-quarter at the midpoint on both an as-reported and normalized and constant currency basis. This guidance includes a negative foreign currency impact of $3 million when compared to the average FX rates in Q4 2021. Adjusted EBITDA is expected to range between $781 and $801 million, which includes negative foreign currency impact of less than $1 million when compared to the average FX rates in Q4 2021, higher utilities expense and increased seasonal salary and benefit costs of $17 million attributed to the FICA reset. Adjusted EBITDA includes $5 million of integration costs related to acquisitions. Recurring capital expenditures are expected to range between $19 and $29 million.

For the full year of 2022, total revenues are expected to range between $7.202 and $7.252 billion, a 9% increase over the previous year on an as-reported basis, or a 9 - 10% increase on a normalized and constant currency basis. This guidance includes a negative foreign currency impact of $46 million when compared to the average FX rates in 2021. Adjusted EBITDA is expected to range between $3.307 and $3.337 billion, an adjusted EBITDA margin of 46%. This adjusted EBITDA includes a negative foreign currency impact of $22 million when compared to the average FX rates in 2021 and includes approximately 130 basis points of year-over-year margin headwind due to the temporarily inflated power rates in Singapore and the lapping of the favorable Texas virtual Power Purchase Agreement settlements from 2021. The power market dislocation in Singapore is expected to be transitory, and adjusted EBITDA margins are expected to improve in the second half of 2022. For the year, the company expects to incur $20 million in integration costs related to acquisitions. AFFO is expected to range between $2.646 and $2.676 billion, an 8 - 9% increase over the previous year on an as-reported basis, or an 8 - 10% increase on a normalized and constant currency basis. This AFFO guidance includes $20 million in integration costs related to acquisitions. AFFO per share is expected to range between $28.87 and $29.20, a 6 - 8% increase over the previous year on an as-reported basis, or a 7 - 8% increase on a normalized and constant currency basis. This guidance excludes any capital market activities the company may undertake in the future. Non-recurring capital expenditures, including xScale-related costs, are expected to range between $2.145 and $2.385 billion, and recurring capital expenditures are expected to range between $158 and $168 million. xScale-related on-balance sheet capital expenditures are expected to range between $75 and $125 million, which we anticipate will be reimbursed from both the current and future xScale JVs.

The U.S. dollar exchange rates used for 2021 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.15 to the Euro, $1.31 to the Pound, S$1.35 to the U.S. dollar, ¥115 to the U.S. dollar and R$5.57 to the U.S. dollar. The Q4 2021 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 9%, 7%, 6% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property, and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q4 2021 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2021, along with its future outlook, in its quarterly conference call on Wednesday, February 16, 2022, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, April 27, 2022, by dialing 1-866-373-4988 and referencing the passcode 2022. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of a data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions, and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the ongoing COVID-19 pandemic; the current inflationary environment; increased costs to procure power and the general volatility in the global energy market; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Recurring revenues	$ 1,603,474	$ 1,563,616	$ 1,466,126	$ 6,220,485	$ 5,658,030
Non-recurring revenues	102,904	111,560	97,989	415,052	340,515
Revenues	1,706,378	1,675,176	1,564,115	6,635,537	5,998,545
Cost of revenues	910,435	885,650	830,735	3,472,422	3,074,340
Gross profit	795,943	789,526	733,380	3,163,115	2,924,205
Operating expenses:
Sales and marketing	189,798	182,997	187,055	741,232	718,356
General and administrative	343,711	334,625	293,144	1,301,797	1,090,981
Transaction costs	9,405	5,197	24,948	22,769	55,935
Impairment charges	—	—	—	—	7,306
(Gain) loss on asset sales	3,304	(15,414)	(373)	(10,845)	(1,301)
Total operating expenses	546,218	507,405	504,774	2,054,953	1,871,277
Income from operations	249,725	282,121	228,606	1,108,162	1,052,928
Interest and other income (expense):
Interest income	1,130	411	1,244	2,644	8,654
Interest expense	(80,227)	(78,943)	(90,912)	(336,082)	(406,466)
Other income (expense)	(5,802)	1,482	(2,697)	(50,647)	6,913
Gain (loss) on debt extinguishment	214	179	(44,001)	(115,125)	(145,804)
Total interest and other, net	(84,685)	(76,871)	(136,366)	(499,210)	(536,703)
Income before income taxes	165,040	205,250	92,240	608,952	516,225
Income tax expense	(41,899)	(53,224)	(41,304)	(109,224)	(146,151)
Net income	123,141	152,026	50,936	499,728	370,074
Net (income) loss attributable to non-controlling interests	133	190	58	463	(297)
Net income attributable to Equinix	$ 123,274	$ 152,216	$ 50,994	$ 500,191	$ 369,777
Net income per share attributable to Equinix:
Basic net income per share	$ 1.37	$ 1.69	$ 0.57	$ 5.57	$ 4.22
Diluted net income per share	$ 1.36	$ 1.68	$ 0.57	$ 5.53	$ 4.18
Shares used in computing basic net income per share	90,240	89,858	89,113	89,772	87,700
Shares used in computing diluted net income per share	90,752	90,467	89,726	90,409	88,410

EQUINIX, INC. Condensed Consolidated Statements of Comprehensive Income (Loss) (in thousands) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$ 123,141	$ 152,026	$ 50,936	$ 499,728	$ 370,074
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	(115,278)	(260,011)	481,625	(559,969)	548,560
Unrealized gain (loss) on cash flow hedges	8,514	28,270	(27,824)	60,562	(82,790)
Net investment hedge CTA gain (loss)	62,763	131,080	(265,340)	326,982	(444,553)
Net actuarial gain on defined benefit plans	16	14	8	57	85
Total other comprehensive income (loss), net of tax	(43,985)	(100,647)	188,469	(172,368)	21,302
Comprehensive income, net of tax	79,156	51,379	239,405	327,360	391,376
Net (income) loss attributable to non-controlling interests	133	190	58	463	(297)
Other comprehensive income attributable to non-controlling interests	(5)	—	(36)	(15)	(57)
Comprehensive income attributable to Equinix	$ 79,284	$ 51,569	$ 239,427	$ 327,808	$ 391,022

EQUINIX, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$ 1,536,358	$ 1,604,869
Short-term investments	—	4,532
Accounts receivable, net	681,809	676,738
Other current assets	462,739	323,016
Assets held for sale	276,195	—
Total current assets	2,957,101	2,609,155
Property, plant and equipment, net	15,445,775	14,503,084
Operating lease right-of-use assets	1,282,418	1,475,057
Goodwill	5,372,071	5,472,553
Intangible assets, net	1,935,267	2,170,945
Other assets	926,066	776,047
Total assets	$ 27,918,698	$ 27,006,841
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$ 879,144	$ 844,862
Accrued property, plant and equipment	187,334	301,155
Current portion of operating lease liabilities	144,029	154,207
Current portion of finance lease liabilities	147,841	137,683
Current portion of mortgage and loans payable	33,087	82,289
Current portion of senior notes	—	150,186
Other current liabilities	214,519	354,368
Total current liabilities	1,605,954	2,024,750
Operating lease liabilities, less current portion	1,107,180	1,308,627
Finance lease liabilities, less current portion	1,989,668	1,784,816
Mortgage and loans payable, less current portion	586,577	1,287,254
Senior notes, less current portion	10,984,144	9,018,277
Other liabilities	763,411	948,999
Total liabilities	17,036,934	16,372,723
Common stock	91	89
Additional paid-in capital	15,984,597	15,028,357
Treasury stock	(112,208)	(122,118)
Accumulated dividends	(6,165,140)	(5,119,274)
Accumulated other comprehensive loss	(1,085,751)	(913,368)
Retained earnings	2,260,493	1,760,302
Total Equinix stockholders' equity	10,882,082	10,633,988
Non-controlling interests	(318)	130
Total stockholders' equity	10,881,764	10,634,118
Total liabilities and stockholders' equity	$ 27,918,698	$ 27,006,841

Ending headcount by geographic region is as follows:
Americas headcount	5,056	4,599
EMEA headcount	3,611	3,405
Asia-Pacific headcount	2,277	2,009
Total headcount	10,944	10,013

EQUINIX, INC. Summary of Debt Principal Outstanding (in thousands) (unaudited)

	December 31, 2021	December 31, 2020

Finance lease liabilities	$ 2,137,509	$ 1,922,499

Term loans	549,343	1,288,779
Mortgage payable and other loans payable	70,321	80,764
Plus (minus): mortgage premium, debt discount and issuance costs, net	(1,276)	1,427
Total mortgage and loans payable principal	618,388	1,370,970

Senior notes	10,984,144	9,168,463
Plus: debt discount and issuance costs	117,986	92,773
Less: debt premium	—	(186)
Total senior notes principal	11,102,130	9,261,050

Total debt principal outstanding	$ 13,858,027	$ 12,554,519

EQUINIX, INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Cash flows from operating activities:
Net income	$ 123,141	$ 152,026	$ 50,936	$ 499,728	$ 370,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	428,764	419,684	378,859	1,660,524	1,427,010
Stock-based compensation	96,379	94,710	79,361	363,774	294,952
Amortization of debt issuance costs and debt discounts and premiums	4,375	4,390	3,951	17,135	15,739
(Gain) loss on debt extinguishment	(214)	(179)	44,001	115,125	145,804
Loss (gain) on asset sales	3,304	(15,414)	(373)	(10,845)	(1,301)
Impairment charges	—	—	—	—	7,306
Other items	6,089	5,932	(158)	34,499	18,071
Changes in operating assets and liabilities:
Accounts receivable	109,440	(53,984)	63,516	(1,873)	25,412
Income taxes, net	27,598	21,735	(2,448)	(16,602)	(22,641)
Accounts payable and accrued expenses	54,628	67,169	(10,045)	64,596	25,801
Operating lease right-of-use assets	37,862	40,953	39,039	140,590	153,650
Operating lease liabilities	(39,782)	(37,423)	(35,472)	(177,533)	(142,863)
Other assets and liabilities	40,521	(34,853)	74,981	(141,912)	(7,188)
Net cash provided by operating activities	892,105	664,746	686,148	2,547,206	2,309,826
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(30,394)	(52,138)	(62,099)	(103,476)	(98,411)
Business acquisitions, net of cash and restricted cash acquired	—	(158,498)	(702,024)	(158,498)	(1,180,272)
Real estate acquisitions	(6,988)	(107,212)	(75,720)	(201,837)	(200,182)
Purchases of other property, plant and equipment	(817,405)	(678,277)	(834,330)	(2,751,512)	(2,282,504)
Proceeds from asset sales	34,091	174,494	334,397	208,585	334,397
Net cash used in investing activities	(820,696)	(821,631)	(1,339,776)	(3,006,738)	(3,426,972)

Cash flows from financing activities:
Proceeds from employee equity awards	—	37,594	—	77,628	62,118
Payment of dividend distributions	(259,455)	(262,362)	(237,756)	(1,042,909)	(947,933)
Proceeds from public offering of common stock, net of offering costs	398,271	—	—	497,870	1,981,375
Proceeds from mortgage and loans payable	—	—	—	—	750,790
Proceeds from senior notes, net of debt discounts	—	—	1,845,891	3,878,662	4,431,627
Repayment of finance lease liabilities	(35,410)	(31,252)	(40,842)	(165,539)	(115,288)
Repayment of mortgage and loans payable	(10,584)	(10,367)	(20,857)	(717,010)	(829,466)
Repayment of senior notes	—	—	(1,923,000)	(1,990,650)	(4,363,761)
Debt extinguishment costs	—	—	(29,296)	(99,185)	(111,700)
Debt issuance costs	—	—	(15,970)	(25,102)	(42,236)
Net cash provided by (used in) financing activities	92,822	(266,387)	(421,830)	413,765	815,526
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(6,335)	(7,085)	35,065	(30,474)	40,702
Net increase (decrease) in cash, cash equivalents and restricted cash	157,896	(430,357)	(1,040,393)	(76,241)	(260,918)
Cash, cash equivalents and restricted cash at beginning of period	1,391,558	1,821,915	2,666,088	1,625,695	1,886,613
Cash, cash equivalents and restricted cash at end of period	$ 1,549,454	$ 1,391,558	$ 1,625,695	$ 1,549,454	$ 1,625,695
Supplemental cash flow information:
Cash paid for taxes	$ 16,019	$ 35,755	$ 27,385	$ 134,411	$ 143,934
Cash paid for interest	$ 110,282	$ 86,466	$ 132,034	$ 426,439	$ 498,408

Free cash flow (negative free cash flow)(1)	$ 101,803	$ (104,747)	$ (591,529)	$ (356,056)	$ (1,018,735)

Adjusted free cash flow (2)	$ 108,791	$ 160,963	$ 186,215	$ 4,279	$ 361,719

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net cash provided by operating activities as presented above	$ 892,105	$ 664,746	$ 686,148	$ 2,547,206	$ 2,309,826
Net cash used in investing activities as presented above	(820,696)	(821,631)	(1,339,776)	(3,006,738)	(3,426,972)
Purchases, sales and maturities of investments, net	30,394	52,138	62,099	103,476	98,411
Free cash flow (negative free cash flow)	$ 101,803	$ (104,747)	$ (591,529)	$ (356,056)	$ (1,018,735)

(2)

We define adjusted free cash flow as free cash flow (negative free cash flow) as defined above, excluding any real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$ 101,803	$ (104,747)	$ (591,529)	$ (356,056)	$ (1,018,735)
Less business acquisitions, net of cash and restricted cash acquired	—	158,498	702,024	158,498	1,180,272
Less real estate acquisitions	6,988	107,212	75,720	201,837	200,182
Adjusted free cash flow	$ 108,791	$ 160,963	$ 186,215	$ 4,279	$ 361,719

EQUINIX, INC. Non-GAAP Measures and Other Supplemental Data (in thousands) (unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	Recurring revenues	$ 1,603,474	$ 1,563,616	$ 1,466,126	$ 6,220,485	$ 5,658,030
	Non-recurring revenues	102,904	111,560	97,989	415,052	340,515
	Revenues (1)	1,706,378	1,675,176	1,564,115	6,635,537	5,998,545

	Cash cost of revenues (2)	577,991	564,499	539,667	2,197,496	1,991,341
	Cash gross profit (3)	1,128,387	1,110,677	1,024,448	4,438,041	4,007,204

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	121,637	114,112	119,805	464,084	452,800
	Cash general and administrative expenses (6)	219,173	210,267	193,241	829,573	701,506
	Total cash operating expenses (4)(7)	340,810	324,379	313,046	1,293,657	1,154,306

	Adjusted EBITDA (8)	$ 787,577	$ 786,298	$ 711,402	$ 3,144,384	$ 2,852,898

	Cash gross margins (9)	66%	66%	65%	67%	67%

	Adjusted EBITDA margins (10)	46%	47%	45%	47%	48%

	Adjusted EBITDA flow-through rate (11)	4%	(64) %	(58) %	46%	38%

	FFO (12)	$ 406,880	$ 407,981	$ 301,747	$ 1,572,997	$ 1,300,630

	AFFO (13) (14)	$ 564,194	$ 628,270	$ 516,965	$ 2,451,229	$ 2,189,145

	Basic FFO per share (15)	$ 4.51	$ 4.54	$ 3.39	$ 17.52	$ 14.83

	Diluted FFO per share (15)	$ 4.48	$ 4.51	$ 3.36	$ 17.40	$ 14.71

	Basic AFFO per share (15)	$ 6.25	$ 6.99	$ 5.80	$ 27.31	$ 24.96

	Diluted AFFO per share(15)	$ 6.22	$ 6.94	$ 5.76	$ 27.11	$ 24.76

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 512,424	$ 504,711	$ 472,227	$ 2,002,253	$ 1,820,709
	Interconnection	177,661	168,511	161,334	678,677	622,327
	Managed infrastructure	46,045	43,313	36,787	168,577	120,159
	Other	5,184	4,757	5,393	12,430	19,605
	Recurring revenues	741,314	721,292	675,741	2,861,937	2,582,800
	Non-recurring revenues	40,801	41,761	36,361	159,814	124,958
	Revenues	$ 782,115	$ 763,053	$ 712,102	$ 3,021,751	$ 2,707,758

	EMEA Revenues:

	Colocation	$ 410,457	$ 400,395	$ 369,523	$ 1,597,830	$ 1,504,770
	Interconnection	66,821	65,809	58,345	259,538	213,490
	Managed infrastructure	30,205	31,445	37,883	124,937	127,722
	Other	5,259	5,639	4,561	19,626	18,738
	Recurring revenues	512,742	503,288	470,312	2,001,931	1,864,720
	Non-recurring revenues	40,601	41,939	40,995	153,285	131,669
	Revenues	$ 553,343	$ 545,227	$ 511,307	$ 2,155,216	$ 1,996,389

	Asia-Pacific Revenues:

	Colocation	$ 268,908	$ 259,092	$ 246,864	$ 1,042,131	$ 933,522
	Interconnection	58,418	56,789	51,065	223,287	187,441
	Managed infrastructure	20,928	21,572	22,876	87,343	89,464
	Other	1,164	1,583	(732)	3,856	83
	Recurring revenues	349,418	339,036	320,073	1,356,617	1,210,510
	Non-recurring revenues	21,502	27,860	20,633	101,953	83,888
	Revenues	$ 370,920	$ 366,896	$ 340,706	$ 1,458,570	$ 1,294,398

	Worldwide Revenues:

	Colocation	$ 1,191,789	$ 1,164,198	$ 1,088,614	$ 4,642,214	$ 4,259,001
	Interconnection	302,900	291,109	270,744	1,161,502	1,023,258
	Managed infrastructure	97,178	96,330	97,546	380,857	337,345
	Other	11,607	11,979	9,222	35,912	38,426
	Recurring revenues	1,603,474	1,563,616	1,466,126	6,220,485	5,658,030
	Non-recurring revenues	102,904	111,560	97,989	415,052	340,515
	Revenues	$ 1,706,378	$ 1,675,176	$ 1,564,115	$ 6,635,537	$ 5,998,545

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 910,435	$ 885,650	$ 830,735	$ 3,472,422	$ 3,074,340
	Depreciation, amortization and accretion expense	(322,194)	(311,438)	(283,029)	(1,236,488)	(1,050,106)
	Stock-based compensation expense	(10,250)	(9,713)	(8,039)	(38,438)	(32,893)
	Cash cost of revenues	$ 577,991	$ 564,499	$ 539,667	$ 2,197,496	$ 1,991,341

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 244,245	$ 239,172	$ 217,170	$ 911,556	$ 793,601
	EMEA cash cost of revenues	208,569	204,174	199,827	808,587	754,056
	Asia-Pacific cash cost of revenues	125,177	121,153	122,670	477,353	443,684
	Cash cost of revenues	$ 577,991	$ 564,499	$ 539,667	$ 2,197,496	$ 1,991,341

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$ 533,509	$ 517,622	$ 480,199	$ 2,043,029	$ 1,809,337
	Depreciation and amortization expense	(106,570)	(108,246)	(95,830)	(424,036)	(376,904)
	Stock-based compensation expense	(86,129)	(84,997)	(71,323)	(325,336)	(278,127)
	Cash operating expense	$ 340,810	$ 324,379	$ 313,046	$ 1,293,657	$ 1,154,306

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$ 189,798	$ 182,997	$ 187,055	$ 741,232	$ 718,356
	Depreciation and amortization expense	(48,064)	(48,320)	(48,745)	(198,004)	(192,661)
	Stock-based compensation expense	(20,097)	(20,565)	(18,505)	(79,144)	(72,895)
	Cash sales and marketing expense	$ 121,637	$ 114,112	$ 119,805	$ 464,084	$ 452,800

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$ 343,711	$ 334,625	$ 293,144	$ 1,301,797	$ 1,090,981
	Depreciation and amortization expense	(58,506)	(59,926)	(47,085)	(226,032)	(184,243)
	Stock-based compensation expense	(66,032)	(64,432)	(52,818)	(246,192)	(205,232)
	Cash general and administrative expense	$ 219,173	$ 210,267	$ 193,241	$ 829,573	$ 701,506

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$ 203,594	$ 202,113	$ 195,180	$ 783,735	$ 728,135
	EMEA cash SG&A	85,083	73,500	74,205	313,296	268,087
	Asia-Pacific cash SG&A	52,133	48,766	43,661	196,626	158,084
	Cash SG&A	$ 340,810	$ 324,379	$ 313,046	$ 1,293,657	$ 1,154,306

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$ 249,725	$ 282,121	$ 228,606	$ 1,108,162	$ 1,052,928
	Depreciation, amortization and accretion expense	428,764	419,684	378,859	1,660,524	1,427,010
	Stock-based compensation expense	96,379	94,710	79,362	363,774	311,020
	Impairment charges	—	—	—	—	7,306
	Transaction costs	9,405	5,197	24,948	22,769	55,935
	Loss (gain) on asset sales	3,304	(15,414)	(373)	(10,845)	(1,301)
	Adjusted EBITDA	$ 787,577	$ 786,298	$ 711,402	$ 3,144,384	$ 2,852,898

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$ 29,550	$ 26,520	$ 22,066	$ 165,380	$ 178,454
	Americas depreciation, amortization and accretion expense	221,814	219,106	195,437	866,039	731,979
	Americas stock-based compensation expense	71,652	70,495	59,956	270,391	234,015
	Americas transaction costs	6,372	4,478	23,634	17,328	43,922
	Americas loss (gain) on asset sales	4,888	1,169	(1,341)	7,322	(2,348)
	Americas adjusted EBITDA	$ 334,276	$ 321,768	$ 299,752	$ 1,326,460	$ 1,186,022

	EMEA income from operations	$ 126,521	$ 153,424	$ 118,380	$ 530,888	$ 531,530
	EMEA depreciation, amortization and accretion expense	116,813	115,026	103,067	458,754	390,025
	EMEA stock-based compensation expense	15,312	15,022	12,139	57,578	48,151
	EMEA transaction costs	2,629	664	718	4,280	1,490
	EMEA (gain) loss on asset sales	(1,584)	(16,583)	2,971	(18,167)	3,050
	EMEA adjusted EBITDA	$ 259,691	$ 267,553	$ 237,275	$ 1,033,333	$ 974,246

	Asia-Pacific income from operations	$ 93,654	$ 102,177	$ 88,160	$ 411,894	$ 342,944
	Asia-Pacific depreciation, amortization and accretion expense	90,137	85,552	80,355	335,731	305,006
	Asia-Pacific stock-based compensation expense	9,415	9,193	7,267	35,805	28,854
	Asia-Pacific impairment charges	—	—	—	—	7,306
	Asia-Pacific transaction costs	404	55	596	1,161	10,523
	Asia-Pacific gain on asset sales	—	—	(2,003)	—	(2,003)
	Asia-Pacific adjusted EBITDA	$ 193,610	$ 196,977	$ 174,375	$ 784,591	$ 692,630

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	69%	69%	70%	70%	71%
	EMEA cash gross margins	62%	63%	61%	62%	62%
	Asia-Pacific cash gross margins	66%	67%	64%	67%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	43%	42%	42%	44%	44%
	EMEA adjusted EBITDA margins	47%	49%	46%	48%	49%
	Asia-Pacific adjusted EBITDA margins	52%	54%	51%	54%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 787,577	$ 786,298	$ 711,402	$ 3,144,384	$ 2,852,898
	Less adjusted EBITDA - prior period	(786,298)	(797,277)	(737,245)	(2,852,898)	(2,687,727)
	Adjusted EBITDA growth	$ 1,279	$ (10,979)	$ (25,843)	$ 291,486	$ 165,171

	Revenues - current period	$ 1,706,378	$ 1,675,176	$ 1,564,115	$ 6,635,537	$ 5,998,545
	Less revenues - prior period	(1,675,176)	(1,657,919)	(1,519,767)	(5,998,545)	(5,562,140)
	Revenue growth	$ 31,202	$ 17,257	$ 44,348	$ 636,992	$ 436,405

	Adjusted EBITDA flow-through rate	4%	(64) %	(58) %	46%	38%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$ 123,141	$ 152,026	$ 50,936	$ 499,728	$ 370,074
	Net (income) loss attributable to non-controlling interests	133	190	58	463	(297)
	Net income attributable to Equinix	123,274	152,216	50,994	500,191	369,777
	Adjustments:
	Real estate depreciation	277,031	267,973	247,554	1,073,148	924,064
	Loss (gain) on disposition of real estate property	4,693	(13,744)	2,494	(6,439)	4,063
	Adjustments for FFO from unconsolidated joint ventures	1,882	1,536	705	6,097	2,726
	FFO attributable to common shareholders	$ 406,880	$ 407,981	$ 301,747	$ 1,572,997	$ 1,300,630

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$ 406,880	$ 407,981	$ 301,747	$ 1,572,997	$ 1,300,630
	Adjustments:
	Installation revenue adjustment	5,767	13,710	3,504	27,928	(125)
	Straight-line rent expense adjustment	(1,920)	3,855	3,567	9,677	10,787
	Amortization of deferred financing costs and debt discounts and premiums	4,375	4,390	3,951	17,135	15,739
	Contract cost adjustment	(19,753)	(15,919)	(12,823)	(63,064)	(35,675)
	Stock-based compensation expense	96,379	94,710	79,362	363,774	311,020
	Non-real estate depreciation expense	99,014	100,604	79,693	377,658	300,258
	Amortization expense	50,056	50,354	50,972	205,484	199,047
	Accretion expense	2,663	753	640	4,234	3,641
	Recurring capital expenditures	(85,693)	(47,735)	(74,446)	(199,089)	(160,637)
	(Gain) loss on debt extinguishment	(214)	(179)	44,001	115,125	145,804
	Transaction costs	9,405	5,197	24,948	22,769	55,935
	Impairment charges (1)	(465)	(1,240)	—	31,847	7,306
	Income tax expense (benefit) adjustment (1)	(3,086)	11,256	10,837	(38,505)	33,220
	Adjustments for AFFO from unconsolidated joint ventures	786	533	1,012	3,259	2,195
	AFFO attributable to common shareholders	$ 564,194	$ 628,270	$ 516,965	$ 2,451,229	$ 2,189,145

(1)  Impairment charges for 2021 relate to the impairment of an indemnification asset in Q2 2021 resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$ 787,577	$ 786,298	$ 711,402	$ 3,144,384	$ 2,852,898
	Adjustments:
	Interest expense, net of interest income	(79,097)	(78,532)	(89,668)	(333,438)	(397,812)
	Amortization of deferred financing costs and debt discounts and premiums	4,375	4,390	3,951	17,135	15,739
	Income tax expense	(41,899)	(53,224)	(41,304)	(109,224)	(146,151)
	Income tax expense (benefit) adjustment (1)	(3,086)	11,256	10,837	(38,505)	33,220
	Straight-line rent expense adjustment	(1,920)	3,855	3,567	9,677	10,787
	Contract cost adjustment	(19,753)	(15,919)	(12,823)	(63,064)	(35,675)
	Installation revenue adjustment	5,767	13,710	3,504	27,928	(125)
	Recurring capital expenditures	(85,693)	(47,735)	(74,446)	(199,089)	(160,637)
	Other (expense) income	(5,802)	1,482	(2,697)	(50,647)	6,913
	Loss (gain) on disposition of real estate property	4,693	(13,744)	2,494	(6,439)	4,063
	Adjustments for unconsolidated JVs' and non-controlling interests	2,801	2,259	1,775	9,819	4,624
	Adjustments for impairment charges (1)	(465)	(1,240)	—	31,847	—
	Adjustment for gain (loss) on sale of asset	(3,304)	15,414	373	10,845	1,301
	AFFO attributable to common shareholders	$ 564,194	$ 628,270	$ 516,965	$ 2,451,229	$ 2,189,145

(1)  Impairment charges for 2021 relate to the impairment of an indemnification asset in Q2 2021 resulting from the settlement of a pre-acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	90,240	89,858	89,113	89,772	87,700
	Effect of dilutive securities:
	Employee equity awards	512	609	613	637	710
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	90,752	90,467	89,726	90,409	88,410

	Basic FFO per share	$ 4.51	$ 4.54	$ 3.39	$ 17.52	$ 14.83
	Diluted FFO per share	$ 4.48	$ 4.51	$ 3.36	$ 17.40	$ 14.71

	Basic AFFO per share	$ 6.25	$ 6.99	$ 5.80	$ 27.31	$ 24.96
	Diluted AFFO per share	$ 6.22	$ 6.94	$ 5.76	$ 27.11	$ 24.76

CONTACT: Equinix Investor Relations Contact: invest@equinix.com; Equinix Media Contact: press@equinix.com